Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

BETWEEN

EXELON CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

DATED AS OF JUNE 17, 2014

2.50% JUNIOR SUBORDINATED NOTES DUE 2024

Exhibit A: Form of Note and the Trustee’s Certificate of Authentication

Exhibit B: Form of Put Notice

ii

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 17, 2014 (the “First Supplemental Indenture”), is between EXELON CORPORATION, a Pennsylvania corporation, having its principal office at 10 South Dearborn Street, Chicago, Illinois 60603 (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee of the Securities established by this First Supplemental Indenture, having a corporate trust office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (herein called the “Trustee”).

WHEREAS, the Company has heretofore entered into a Unsecured Subordinated Indenture (the “Base Indenture”), dated as of June 17, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”);

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this First Supplemental Indenture, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Base Indenture new series of Securities and to appoint the Trustee as Trustee under the Base Indenture with respect to such Securities;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture, in the Purchase Contract and Pledge Agreement;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) headings are for convenience of reference only and do not affect interpretation;

“Business Day” means a day other than (i) a Saturday or a Sunday, or (ii) a day on which banks in New York, New York are authorized or required by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that Person.

“Coupon Rate” has the meaning set forth in Section 2.05.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Securities herein described shall be principally administered, which office at the date of original execution of this First Supplemental Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration.

“Deferral Period” means the period beginning on the Interest Payment Date for which the Company has elected to defer the Interest Payment in accordance with Section 4.01 and ending on the earlier of (a) the next Interest Payment Date on which all Deferred Interest (including compounded interest thereon) has been paid in full and (b)(i) the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or (ii) the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date.

“Deferred Interest” shall have the meaning set forth in Section 4.01.

“Equity Unit” shall have the meaning set forth in the Underwriting Agreement.

“Global Note” shall have the meaning set forth in Section 2.04.

“Holder” means (i) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (ii) with respect to the Notes, the Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose.

“Increased Principal Amount” shall have the meaning set forth in Section 2.09.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 2.05.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, June 17, 2014) to, but excluding, such Interest Payment Date.

“Notes” shall have the meaning specified in Section 2.01.

“Original Issue Date” means June 17, 2014 or, in the case of Notes issued in connection with any exercise by the underwriters of their option to purchase additional Corporate Units as set forth in the Underwriting Agreement, the date on which such Notes are issued.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of June 17, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, collateral agent, custodial agent and securities intermediary, as amended from time to time.

“Put Price” shall have the meaning specified in Section 9.05.

“Put Right” shall have the meaning set forth in Section 9.05.

“Redemption” means the redemption of the Notes pursuant to the terms of Article III.

“Redemption Date” shall have the meaning set forth in Section 3.01.

“Redemption Price” means, for any Note, the principal amount of such Note, plus accrued and unpaid interest (including Deferred Interest and compounded interest thereon), if any, to but excluding the Redemption Date.

“Reduced Principal Amount” shall have the meaning set forth in Section 2.09.

“Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Notes or Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

“Released Note” shall have the meaning set forth in Section 2.09.

“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Agent(s)” means the Remarketing Agent(s) appointed by the Company, pursuant to the Remarketing Agreement.

“Reset Rate” shall have the meaning specified in Section 9.03(a).

“Stated Maturity” shall have the meaning specified in Section 2.02.

“Successor Person” shall have the meaning specified in 10.01.

“Underwriting Agreement” means the Underwriting Agreement, dated as of June 11, 2014, between the Company and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives, for the sale of up to 23,000,000 of the Company’s Corporate Units.

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount. There is hereby authorized a new series of Securities, to be designated the “2.50% Junior Subordinated Notes due 2024,” (the “Notes”) in the initial aggregate principal amount of $1,150,000,000, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Notes pursuant to Section 301 of the Base Indenture and Section 6.01 hereof. For the avoidance of doubt, no additional Notes may be issued following the Original Issue Date, except as expressly set forth in the first sentence of this Section 2.01.

Section 2.02 Stated Maturity. The “Stated Maturity” of the Notes is, initially, June 1, 2024; provided, however, such date may be changed as set forth in Section 9.04. For the avoidance of doubt, with respect to the Notes, the term “Stated Maturity” refers only to the date on which principal is due and payable as set forth in this Section 2.02 and Section 9.04.

Section 2.03 Form and Payment; Minimum Transfer Restriction.

(a) Except as provided in Section 2.04, the Notes shall be issued in fully registered definitive form without coupons. All Notes shall have identical terms. Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of the Notes will be payable (subject to the last sentence of this Section 2.03(a)), the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Note attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Note or any Note corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository.

(b) The Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Notes underlying the Pledged Applicable Ownership Interests in Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or Beneficial Owner shall be entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000, the Purchase Contract Agent may request, on behalf of such Holder or Beneficial Owner, that the Company issue Notes in denominations of $50, or integral multiples thereof, in exchange for Notes in denominations of $1,000 or integral multiples thereof. Section 302 of the Base Indenture shall not apply with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to this Section 2.03(b).

Section 2.04 Exchange and Registration of Transfer of Notes; Restrictions on Transfers; Depositary. Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depository shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. On the date on which the Notes registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Notes, registered in the name of the Depository or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made on the Schedule of Increases or Decreases in Notes on the Global Notes held by the Depository and on the Pledged Note held by the Collateral Agent. Except upon recreation of Corporate Units, Notes represented by the Global Notes will be exchangeable for Notes in certificated form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice or cessation, or (y) upon the occurrence and during the continuance of an Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the Notes and any beneficial owner of a Global Note requests that its beneficial interest be exchanged for a Note in certificated form; provided, subject to Section 2.03, that the Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Note will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for Notes in certificated form registered in such names as the Depository shall direct.

Section 2.05 Interest.

(a) Subject to Article IV and Section 9.04, interest on the Notes shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, subject to adjustment in accordance with Section 2.05(b), an “Interest Payment Date”), commencing September 1, 2014 and at maturity, whether Stated Maturity or otherwise, to the Person in whose name the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity shall be paid to the Person to whom principal is payable. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. If any Interest Payment Date, Redemption Date, the Stated Maturity or the date (if any) on which the Company is required to purchase the Notes pursuant to Section 9.05 is not a Business Day, then the applicable payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue or be paid in respect of such delay. Section 113 of the Base Indenture is hereby superseded in its entirety, with respect to the Notes, by the immediately preceding sentence.

(b) The Notes will bear interest initially at the rate of 2.50% per year (the “Coupon Rate”) from and including June 17, 2014 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Notes, the interest rate applicable to the Notes may be reset by the Remarketing Agent(s) to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 9.03. If the interest rate is so reset, the Notes will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. In the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, interest on Notes will be payable semi-annually on June 1 and December 1 and, if the Notes are remarketed as floating-rate notes, interest on the Notes will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, or if any such date is not a Business Day, on the next following Business Day. If the Company remarkets the Notes as floating-rate notes, without the consent of any Holder of Notes, the Company may modify the Interest Payment Dates to provide that if any March 1, June 1, September 1 and December 1 is not a Business Day, the relevant Interest Payment Date shall be the immediately succeeding Business Day. If there is no Successful Remarketing, the interest rate will not be reset, the Interest Payment Dates shall remain the same and the Notes shall continue to bear interest at the Coupon Rate. The Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate. Section 307 of the Base Indenture shall not apply with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to this Section 2.05.

Section 2.06 Events of Default.

Any Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Notes; provided that the nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of Article VIII of the Base Indenture and shall not otherwise be deemed an Event of Default with respect to the Notes.

In addition, an Event of Default with respect to the Notes will occur if the Company fails to pay the Put Price of any Note on the Purchase Contract Settlement Date after a Holder’s Put Right has been exercised pursuant to Section 9.05 (“Put Right Default”). For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the Holders of the Notes, no breach by the Company of any covenant or obligation under the Base Indenture or the terms of the Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Base Indenture (including, for the avoidance of doubt in Section 801(c) of the Base Indenture) or a Put Right Default.

Section 2.07 No Defeasance. Prior to the Purchase Contract Settlement Date, the provisions of Section 701 of the Base Indenture shall not apply to the Notes.

Section 2.08 No Sinking Fund or Repayment at Option of the Holder. The Notes shall not be subject to any sinking fund or analogous provision and, except in the case of the Put Right, shall not be repayable at the option of a Holder thereof prior to the Stated Maturity.

Section 2.09 Increase and Decrease in Pledged Notes. In the event that any Notes underlying Pledged Applicable Ownership Interests in Notes with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Note held by the Collateral Agent (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee Section 12.06 (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall increase the principal amount of a Global Note held by the Trustee in an amount equal to the Reduced Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such increase. In the event that a Note is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Note held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Trustee provided for notices to the Trustee in Section 12.06 (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall decrease the principal amount of the Global Note held by the Trustee in an amount equal to the Increased Principal Amount by an endorsement made by the Trustee on such Global Note to reflect such decrease.

Section 2.10 No Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

Section 2.11 Reserved.

Section 2.12 Waiver of Defaults. The Holders of at least a majority in principal amount of the Notes, at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture with respect to the Notes; provided, however, that, subject to Section 901 of the Base Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by Opinion of Counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders of the Notes not parties to such direction; and provided, further, that nothing in the Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders of the Notes. The Holders of at least a majority in principal amount of the Notes at the time Outstanding, may waive any past default under the Indenture with respect to the Notes, except a default in the payment of the principal of or interest on any of the Notes or in respect of a covenant or provision of the Indenture which under Article XII of the Base Indenture (as amended hereby) cannot be modified or amended without the consent of the Holder of each Note so affected. Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any such waiver shall be deemed to be on behalf of the Holders of all the Notes.

Section 812 of the Base Indenture shall not apply to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 2.12.

Section 2.13 Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition specifically contained in the Indenture for the benefit of the Notes, if before the time for such compliance the Holders of a majority in principal amount of the Notes at the time Outstanding shall waive such compliance in such instance, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 607 of the Base Indenture shall not apply to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 2.13.

Section 2.14 Conveyance by Lease. Notwithstanding anything to the contrary in Section 1102 of the Base Indenture, the Company shall not be discharged from its obligations and covenants (with respect to the Notes) under the Indenture or the Notes, and may not be dissolved or liquidated, in connection with any conveyance by the Company of all or substantially all of its assets to any other Person by way of a lease.

Section 2.15 Ranking; Subordination. For the avoidance of doubt, the Notes shall rank on a parity with all Securities of other series issued under the Base Indenture, as well as the CAP Obligations.

ARTICLE III

REDEMPTION OF THE NOTES

Section 3.01 Optional Redemption by Company in event of Failed Final Remarketing. The Company may redeem the Notes at its option only if there has been a Failed Final Remarketing. In the event of a Failed Final Remarketing, any Notes that remain outstanding after the Purchase Contract Settlement Date will be redeemable on or after June 1, 2020 at the Company’s option, in whole or in part, at any time and from time to time, at a price per Note equal to the Redemption Price, payable on the date of redemption (such date, the “Redemption Date”). If the Company redeems fewer than all of the outstanding Notes, the Notes to be redeemed will be selected pursuant to Section 403 of the Base Indenture. The Company may at any time irrevocably waive the right to redeem the Notes for any specified period (including the remaining term of the Notes). The Company shall not redeem the Notes if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Notes for all Interest Periods terminating on or prior to the Redemption Date. The Company may block the transfer or exchange of (i) all Notes during a period of 15 days prior to the date on which notice of selection of the Notes for redemption is given, or (ii) any Note being redeemed, except with respect to the unredeemed portion of any Note being redeemed solely in part. Following a Successful Remarketing of the Notes, the Notes will cease to be redeemable at the Company’s option. The last paragraph of Section 305 of the Base Indenture shall not apply with respect to the Notes.

Section 3.02 Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given and sufficient funds are irrevocably deposited by the Company, in each case, in accordance with Sections 404 and 405 of the Base Indenture, (i) interest shall cease to accrue on the Notes to be redeemed on and after the Redemption Date (unless there is a default in payment of the Redemption Price), (ii) the Notes to be redeemed shall no longer be outstanding and (iii) all rights of the Holders in respect of the Notes to be redeemed shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount).

Section 3.03 Notice of Redemption. Subject to Article IV of the Base Indenture, notice of any Redemption pursuant to this Article III will be mailed not less than 20 days and not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address and, subject to Article IV of the Base Indenture, such notice of Redemption shall at least specify:

(a) the Redemption Date;

(b) the Redemption Price; and

(c) that, on the Redemption Date, the Redemption Price shall become due and payable upon each of the Notes to be redeemed and that such Notes shall cease to accrue interest on and after the Redemption Date, unless there is a default in payment of the Redemption Price.

Section 3.04 Amendments to Article IV of Base Indenture. Solely for purposes of the Notes, (i) Sections 404 and 405 of the Base Indenture are hereby deemed amended by removing any reference therein to accrued and unpaid interest to the date fixed for redemption being payable on any Notes upon Redemption (in addition to the applicable redemption price).

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

Section 4.01 Option to Defer Interest Payments.

(a) The Company may elect at one or more times to defer payment of interest on the Notes (such unpaid interest, the “Deferred Interest”) for one or more consecutive Interest Periods; provided that the interest payable on the Purchase Contract Settlement Date or the Stated Maturity may not be deferred, and no Interest Payment may be deferred beyond the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date. Furthermore, in the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, the Company shall have no right to defer the payment of interest on the Notes. If all Deferred Interest has been paid (including compounded interest thereon) and the Company still has the right to defer the payment of interest, the Company may again defer Interest Payments subject to and in accordance with the terms of this Section 4.01.

(b) Deferred Interest on the Notes will bear interest at the interest rate applicable to the Notes, and subject to applicable law, such interest will be compounded on each Interest Payment Date to, but excluding, the Interest Payment Date on which such Deferred Interest is paid.

(c) If a Deferral Period is continuing with respect to the Notes or the Company has given notice of a Deferral Period but such Deferral Period has not yet commenced, then until all Deferred Interest (including compounded interest thereon) has been paid, the Company will not:

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its Capital Stock; or

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities ranking on a parity with, or ranking junior to, the Notes (including debt securities of other series issued under the Base Indenture); or

(iii) make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Notes.

(d) However, the foregoing provisions of Section 4.01(c) shall not prevent or restrict the Company from making:

(i) purchases, redemptions or other acquisitions of its Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its Capital Stock;

(ii) any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (c)(i) above as a result of a reclassification of its Capital Stock, or the exchange or conversion of all or a portion of one class or series of its Capital Stock for another class or series of its Capital Stock;

(iii) the purchase of fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(iv) dividends or distributions paid or made in its Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(v) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(vi) payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case ranking on a parity with the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the Indenture to make interest payments on the Notes in part; or

(vii) any payment of deferred interest or principal on, or repayment, redemption or repurchase of, securities ranking on a parity with or ranking junior to the Notes that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.

(e) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin a Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of a Deferral Period, unless such interest is paid within five Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

(f) The Company may pay Deferred Interest (including compounded interest thereon) in cash on any scheduled Interest Payment Date occurring on or prior to (i) the Purchase Contract Settlement Date, in the case of a Deferral Period that begins prior to the Purchase Contract Settlement Date, or (ii) the Stated Maturity, in the case of a Deferral Period that begins after the Purchase Contract Settlement Date; provided that in order to end a Deferral Period on any scheduled Interest Payment Date other than the Purchase Contract Settlement Date or the Stated Maturity, the Company must deliver written notice thereof to Holders of the Notes and the Trustee on or before the relevant Regular Record Date. Deferred Interest paid on any Interest Payment Date shall be payable to the Person in whose name the Notes are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.

(g) In the event there is any Deferred Interest outstanding, the Company may not elect to conduct an Optional Remarketing.

(h) Notwithstanding anything to the contrary herein, in connection with any Successful Final Remarketing of the Notes, all accrued and unpaid Deferred Interest (including compounded interest thereon), calculated to, but excluding, the Purchase Contract Settlement Date at the Coupon Rate, shall be paid to the Holders of Notes (whether or not such Notes were remarketed in such Remarketing), as of the applicable Regular Record Date, on the Purchase Contract Settlement Date in cash.

ARTICLE V

FORM OF NOTE

Section 5.01 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE VI

ORIGINAL ISSUE OF NOTES

Section 6.01 Original Issue of Notes. Notes in the initial aggregate principal amount of up to $1,150,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.

ARTICLE VII

RESERVED

ARTICLE VIII

SUPPLEMENTAL INDENTURE

Section 8.01 Supplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee may from time to time, and at any time enter into an indenture or indentures supplemental hereto to amend the Indenture and the Notes, in form satisfactory to the Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for one or more of the following purposes:

(a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article X hereof;

(b) to add to the covenants of the Company such further covenants, restrictions or conditions as the Company and the Trustee shall consider to be for the protection of the Holders and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, however, that in respect to any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c) to change or eliminate any of the provisions of the Indenture; provided, however, that any such change or elimination shall become effective only when there are no Notes outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture, or to make such other provision in regard to matters or questions arising under the Indenture or any supplemental indenture; provided, however, that such action shall not adversely affect the interest of the Holders in any material respect.

(e) to mortgage or pledge to the Trustee as security for the Notes any property or assets which the Company may desire to mortgage or pledge as security for the Notes;

(f) to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act;

(g) following the Purchase Contract Settlement Date, to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Section 701 of the Base Indenture, provided that any such action shall not adversely affect the interests of any Holder in any material respect;

(h) to modify Section 2.15 hereof in a manner not materially adverse to the rights of the Holders, it being understood that any modification of the terms of the Notes permitted pursuant to Section 9.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Notes;

(i) to amend the Notes, the Base Indenture (insofar as it relates to the Notes) and the Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated June 10, 2014 for the Equity Units, as supplemented by any free writing prospectus used in connection with the offering of the Equity Units, under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Junior Subordinated Notes.”

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 1202 of the Base Indenture.

Section 1201 of the Base Indenture shall not apply with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 8.01.

Section 8.02 Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in the principal amount of Notes then outstanding (except as otherwise provided in Section 1202 of the Base Indenture), the Company, when authorized by a Resolution of the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this First Supplemental Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, in addition to the restrictions set forth in the proviso contained in Section 1202 of the Base Indenture (which shall apply to this Section 8.02, mutatis mutandis), no supplemental indenture may without the consent of the Holders of each outstanding Note directly affected thereby: (i) modify the Put Right of Holders of the Notes upon a Failed Remarketing in a manner materially adverse to the rights of the Holders or, (ii) modify the Remarketing provisions of the Notes in a manner materially adverse to the rights of the Holders or (iii) modify Section 2.15 hereof in a manner adverse to the rights of the Holders, it being understood that any modification of the terms of the Notes permitted pursuant to Section 9.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Notes. Section 1202 of the Base Indenture shall not apply with respect to the Notes (other than the proviso therein, which shall apply as set forth in the immediately preceding sentence), and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 8.02.

ARTICLE IX

REMARKETING

Section 9.01 Remarketing Procedures.

(a) In the case of an Optional Remarketing, unless a Termination Event has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the Notes as set forth under Section 9.02. The Company shall, no later than (a) in the case of an Optional Remarketing, five Business Days prior to the first day of the Optional Remarketing Period or (b) in the case of a Final Remarketing, seven days prior to the first day of the Final Remarketing Period, request that the Depository or its nominee notify the Beneficial Owners or Depository Participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder of Corporate Units if such Holder elects not to exercise its Put Right.

(b) At any time after notice is given by the Company in accordance with Section 9.01(a), other than during a Blackout Period, each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in the applicable Remarketing for which notice was given. A Holder making such an election must notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn in accordance with the immediately preceding sentence will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by 4:00 p.m., New York City time on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes surrendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed surrendered for Remarketing (unless in the case of a final Remarketing, the Holder thereof has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.

(c) The right of each Holder of Remarketed Notes to have such Notes remarketed on any Remarketing Date and sold on any Optional Remarketing Date or Final Remarketing Date, as the case may be, shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (i)(B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement, (ii) a Termination Event has not occurred prior to the Optional Remarketing Date or Final Remarketing Date, as the case may be, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate and (iv) each condition precedent to settlement of the Remarketed Notes set forth in the Remarketing Agreement is satisfied or waived.

(d) Neither the Trustee, the Company, nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon surrender of Notes for remarketing.

Section 9.02 Remarketing.

(a) Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement.

(b) In the case there is no Successful Optional Remarketing during the Optional Remarketing Period, either because the Remarketing Agent is unable to remarket the Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement. The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion. The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

Section 9.03 Reset Rate.

(a) In connection with each Remarketing, in order to remarket the Notes, the Remarketing Agent, in consultation with the Company, may reset the interest rate on the Notes either upward or downward, or if any Notes are remarketed as floating-rate notes, may determine the index selected by the Company and the reset spread applicable to such Notes (the new interest rate in the case of fixed-rate Notes, and the index plus the reset spread, in the case of floating-rate notes, referred to as the “Reset Rate”), as provided in the Remarketing Agreement.

(b) Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.

(c) In the event of a Successful Remarketing, the interest rate for the Notes may be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Remarketing Agent, in consultation with the Company, under the Remarketing Agreement, and the Company shall (1) notify the Trustee by an Officer’s Certificate delivered to the Trustee and (2) request the Depository to notify its Depository Participants holding Notes, in each case, of the maturity date, the Reset Rate, the Interest Payment Dates and any other modified terms established for the Notes during the Remarketing no later than 9:00 a.m. New York time on the Business Day following the date of such Successful Remarketing. Upon a Successful Remarketing, if the interest rate for the Notes is reset, the Reset Rate shall apply to all outstanding Notes, whether or not the Holders of all outstanding Notes participated in such Remarketing.

(d) If a reset of the interest rate on the Notes occurs pursuant to a Successful Optional Remarketing, the Reset Rate of the Notes shall be the interest rate or reset spread determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the interest rate or reset spread the Notes should bear in order for the Remarketing proceeds to equal at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price (if any).

(e) If a reset of the interest rate on the Notes occurs pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the rate the Notes should bear in order for the Remarketing proceeds to equal at least 100% of the aggregate principal amount of Notes to be remarketed.

(f) In the event of a Failed Final Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units (or the Holder of each such Corporate Unit has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and none of the Holders of the Separate Notes elect to have their Notes remarketed in any Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the Coupon Rate.

(g) If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published not later than 9:00 a.m., New York City time on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Section 9.04 Modification of Terms in Connection with a Successful Remarketing.

(a) In consultation with the Remarketing Agent and without the consent of any Holders of the Notes, the Company may (but will not be required to) elect to:

(i) move up the Stated Maturity of the Notes to a date earlier than June 1, 2024 but not earlier than June 1, 2020;

(ii) cause the Notes to cease to be redeemable at the Company’s option, and the provisions under Article III and Article IV of the Base Indenture to no longer apply to the Notes; and

(iii) pursuant to Section 9.03, remarket any Notes as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest rate on the Notes shall be equal to an index selected by the Company plus the reset spread (as determined by the Remarketing Agent), in consultation with the Company, in which case interest on the Notes may be calculated on the basis of a 360 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate Notes bearing interest at a rate based on such index rate).

(b) All the modifications listed in Section 9.04(a) shall take effect only if the Remarketing is successful. All such modifications, without the consent of the Holders, shall be effective upon the earlier of the applicable Remarketing Settlement Date and the Purchase Contract Settlement Date and shall apply to all of the Notes, regardless of whether the Notes were included in the Remarketing; provided, however, that if the Company makes any such elections in connection with an Optional Remarketing and no Successful Remarketing occurs during the Optional Remarketing Period, such elections shall cease to apply and the Company may make new elections in connection with the Final Remarketing.

Section 9.05 Put Right.

(a) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of Notes will, subject to this Section 9.05, have the right (the “Put Right”) to require the Company to purchase such Notes for cash on the Purchase Contract Settlement Date, at a price per Note to be purchased equal to the principal amount of the applicable Note (the “Put Price”).

(b) The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto (or, in the case of Global Notes, in accordance with applicable procedures of the Depository), together with such Holder’s Separate Notes, to the Trustee by such Holder at or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Note may be exercised with respect to all or a portion of such Holder’s Separate Notes (so long as such portion is an integral multiple of $1,000 principal amount). Prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes.

(c) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, the Put Right of Holders with respect to Notes relating to Applicable Ownership Interests in Notes included in Corporate Units will be deemed to be automatically exercised in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement (unless any such Holder has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price).

(d) Notes purchased pursuant to the Put Right shall be cancelled by the Trustee.

ARTICLE X

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 10.01 Covenant Not to Consolidate Merge, Sell or Convey Except Under Certain Conditions.

The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless

(a) (x) the resulting, surviving or transferee Person (the “Successor Person”), if not the Company, is (and, if the Company remains a party to the Notes and the Indenture after giving effect to such transaction and the requirements in respect thereof under the Indenture, the Company is) organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia, and (y) the Successor Person, if not the Company, expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;

(b) the obligor under the Indenture will not, immediately after the relevant transaction, be in default in the performance of its covenants and conditions under the Units or the Notes; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary qualifications and assumptions, each stating that such transaction and such modifications to the Indenture, if any, comply with the requirements therefor under this Article X.

Section 10.02 Successor Person to Be Substituted.

In case of any such, consolidation, merger or conveyance and upon the assumption by the Successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and interest on, the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company under the Indenture, such Successor Person shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if it had been named herein as the Company, and, the Company will be relieved of any further obligation under the Indenture and the Notes and, upon such assumption by the Successor Person by such supplemental indenture, the terms hereof shall no longer apply to the Company. Such Successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Person instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger or conveyance the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article X may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article XI of the Base Indenture shall not apply to the Notes, and any reference in the Base Indenture to Article XI of the Base Indenture shall, for purposes of the Notes only be deemed to refer instead to the applicable provisions in this Article X.

ARTICLE XI

TAX TREATMENT

Section 11.01 Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Note, each Holder (or beneficial owner) will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (a) to treat each beneficial owner of a Corporate Unit as the owner of each of the applicable stock purchase contract and the applicable interests in the Collateral, including the Notes underlying the Applicable Ownership Interest in Notes constituting a part of such Corporate Unit, (b) to treat the Notes as indebtedness that are contingent payment debt instruments (as that term is used in U.S. Treasury Regulations Section 1.1275-4), (c) with respect to Holders who purchase Corporate Units upon issuance, to allocate, as of the Original Issue Date, 100.0 % of a Holder’s purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes and 0.0% to each Purchase Contract, which will establish each Holder’s initial tax basis in each Purchase Contract as $0.00 and each Holder’s initial tax basis in each Applicable Ownership Interest in Notes as $50.00, and (d) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

ARTICLE XII

THE TRUSTEE

Section 12.01 Appointment of Trustee. Pursuant to the Base Indenture and pursuant to this First Supplemental Indenture, the Company hereby appoints the Trustee as Trustee under the Base Indenture with respect to the Notes, and by execution hereof the Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Trustee with respect to the Notes and there shall continue to be vested in the Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee.

Section 12.02 Eligibility of Trustee. The Trustee hereby represents that it is qualified and eligible under Section 909 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

Section 12.03 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as registrar and “Paying Agent” with respect to the Notes.

Section 12.04 Concerning the Trustee. The Trustee does not assume any duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture.

Section 12.05 Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this First Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 12.06 Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Ratification of Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Notes) amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Notes only.

Section 13.02 Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect of the Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 13.03 Governing Law. This First Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

Section 13.04 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

EXELON CORPORATION

By:	/s/ Stacie M. Frank
Name:	Stacie M. Frank
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

By:
Name:
Title

[Signature Page to the First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

EXELON CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

[Signature Page to the First Supplemental Indenture]

EXHIBIT A

FORM OF

2.50 % JUNIOR SUBORDINATED NOTE DUE 2024

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER THE DATE HEREOF BY WRITING TO: EXELON CORPORATION, 10 SOUTH DEARBORN STREET, 52ND FLOOR, P.O. BOX 805398, CHICAGO, ILLINOIS 60680-5398, ATTENTION: CHIEF FINANCIAL OFFICER.]*

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.
*	Insert in Global Notes.

EXELON CORPORATION

[Up to]* $[—]

2.50% JUNIOR SUBORDINATED NOTE DUE 2024

Dated: June [—], 2014

NUMBER [ ]	[CUSIP NO: [—]]**

Registered Holder:	[ISIN NO: [—]]**

EXELON CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of [—] Dollars]*** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on June 1, 2024, or at the Company’s option following a Successful Remarketing, at a date earlier than June 1, 2024 but not earlier than June 1, 2020 (the “Stated Maturity”), and to pay (subject to deferral as set forth herein) interest thereon at the rate of 2.50% per annum, such interest to accrue from June 17, 2014, subject to any reset of such interest rate in connection with a Successful Remarketing, as described below. Subject to the Company’s right to defer interest payments as set forth in the First Supplemental Indenture (as defined on the reverse hereof) and to changes in the interest payment dates as set forth in the First Supplemental Indenture in connection with a Successful Remarketing, interest is payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing on September 1, 2014 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this Note will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Coupon Rate of 2.50% per year. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. If Interest Payments are deferred or otherwise not paid, they will accrue and compound on each Interest Payment Date until paid at the annual rate of 6.50% per annum, to the extent permitted by applicable law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Notes or the related Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

If an Interest Payment Date, Redemption Date or the Stated Maturity of the Notes or the date (if any) on which the Company is required to purchase the Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

*	Insert in Global Notes.
*	Insert in Global Notes and Notes included in Corporate Units in global form.
**	Insert in Global Notes.
***	Insert in Notes other than Global Notes and Notes included in Corporate Units in global form.

This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by an authorized signatory of the Trustee under the Indenture.

IN WITNESS WHEREOF, EXELON CORPORATION has caused this instrument to be duly executed.

Dated:

EXELON CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Unsecured Subordinated Indenture (the “Base Indenture”), dated as of June 17, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as supplemented and amended by the First Supplemental Indenture dated as of June 17, 2014 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee of the Securities established thereby (herein called the “Trustee,” which term includes any successor trustee for the Notes under the Indenture) (the “First Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Notes”) which is limited in aggregate principal amount to $1,150,000,000.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in and subject to the provisions in the Indenture, if there has been a Failed Final Remarketing, the Company may, at its option, redeem the Notes, in whole or in part, from time to time on or after June 1, 2020, at a price equal to the Redemption Price, in accordance with Article IV of the Base Indenture and Article III of the First Supplemental Indenture.

The Notes shall be remarketed as provided in the First Supplemental Indenture. In connection with a Successful Remarketing, the Remarketing Agent, in consultation with the Company, may move the Stated Maturity of the Notes to a date earlier than June 1, 2024 but not earlier than June 1, 2020, remarket the Notes as fixed- or floating-rate Notes, and reset the interest rate of the Notes. Furthermore, in connection with a Successful Remarketing, the Notes will cease to be redeemable at the Company’s option and the Company will cease to have the ability to defer interest payments on the Notes. Following any Successful Remarketing of the Notes, if the Notes are remarketed as fixed-rate notes, interest on the Notes will be payable semi-annually on June 1 and December 1 of each year or, if the Notes are remarketed as floating-rate notes, interest on the Notes will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year.

Pursuant to the First Supplemental Indenture, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of the Notes will have the right to require the Company to purchase such Notes for cash on the Purchase Contract Settlement Date at a price per Note to be purchased equal to the principal amount of the applicable Note.

The Notes are not subject to the operation of any sinking fund and, except as set forth in the First Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Stated Maturity.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Prior to the Purchase Contract Settlement Date, the provisions of Section 701 of the Base Indenture shall not apply to the Notes.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Notes, to waive on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, no Holder of Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 812 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 807 of the Base Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Pursuant to the First Supplemental Indenture, Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Notes. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Unless and until such Global Notes are exchanged for Notes in certificated form, Global

Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness that is a contingent payment debt instrument and to take other positions for such tax purposes as set forth in the First Supplemental Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is: $

Changes to Principal Amount of [Global] Note

Principal Amount by
which this Note is to be
Decreased or Increased
	and the Reason for the	Remaining Principal	Signature of Authorized
Date	Decrease or Increase	Amount of this Note	Officer of Trustee

EXHIBIT B

FORM OF PUT NOTICE

TO:	Exelon Corporation

The Bank of New York Mellon Trust Company, N.A.

Please refer to the Unsecured Subordinated Indenture (the “Base Indenture”), dated as of June 17, 2014 among Exelon Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), as supplemented and amended by the First Supplemental Indenture dated as of June 17, 2014 (the “First Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee of the Securities established thereby (herein called the “Trustee”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned registered Holder of the Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Note or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Note (or portion thereof). The Note (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Signature Guarantee:

Note Certificate Number (if applicable):

Principal Amount:

Portion to be purchased if other than the Principal Amount set forth above:

Social Security or Other Taxpayer Identification Number:

DTC Account Number (if applicable):

B-1

Name of Account Party (if applicable):

PAYMENT INSTRUCTIONS: The purchase price of the Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):
(Please Print)

Address
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B-2